Exhibit 10.7
STOCK OPTION AGREEMENT
ORION ENERGY SYSTEMS, LTD.
2003 STOCK OPTION PLAN
     This AGREEMENT dated as of this ___day of ___, 2007, by and between Orion Energy Systems, Ltd., a Wisconsin corporation (the “Company”), and ___(the “Grantee”).
     WHEREAS, the Company has adopted the Orion Energy Systems, Ltd. 2003 Stock Option Plan (the “Plan”) to permit nonqualified stock options to purchase shares of the Company’s common stock (“Stock”) to be granted to certain employees, officers and directors of the Company and its subsidiaries, and to other eligible participants, as determined by and through the Board of Directors of the Company (the “Board”) in its discretion; and
     WHEREAS, the Company desires the Grantee to remain motivated and dedicated to making valuable contributions to the long-term success of the Company by providing him with a means to acquire or to increase his proprietary interest in the Company’s equity.
     NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:
     1. Option Grant. Subject to the terms and conditions of the Plan, a copy of which is attached hereto and made a part hereof, and this Agreement, the Company grants to the Grantee the option to purchase from the Company all or any part of an aggregate number of ___shares of Stock of the Company (such shares of Stock are referred to as the “Optioned Shares”, and the option to purchase the Optioned Shares is referred to as the “Option”). The Option is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code.
     2. Exercise Price. The exercise price to be paid by the Grantee for the Optioned Shares is $  per share.
     3. Vesting. Subject to the conditions stated herein and in the Plan, the right to exercise the Option shall vest in and become exercisable by the Grantee as of the dates and as to the number of Optioned Shares as set forth below.

Date	# of Optioned Shares Exercisable	Total # of Optioned Shares Exercisable

     4. Exercise.
     (a) In the event that the Grantee ceases to be employed by, or provide service to, the Company for any reason other than a “disability”, death, or termination for “cause” (as defined in the Plan), the Option may be exercised, to the extent of the number of Optioned Shares exercisable by the Grantee at the date of such termination, in whole or in part, within 90 days after the date on which the Grantee ceases to be employed by, or provide service to, the Company, and not thereafter, but in no event shall the date of exercise be any later than the date of expiration of the Option term. The portion of the Option that is not vested in the Grantee, and therefore not exercisable, as of the date on which the Grantee ceases to be employed by, or provide service to, the Company shall terminate as of such date.
     (b) In the event the Grantee ceases to be employed by, or provide service to, the Company on account of a termination for “cause,” the Option shall forthwith terminate as of the date the Grantee ceases to be employed by, or provide service to, the Company. In addition, the Grantee shall automatically forfeit all Optioned Shares underlying any exercised portion of the Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the exercise price paid by the Grantee for such             shares. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.
     (c) In the event that the Grantee ceases to be employed by, or provide service to, the Company on account of a “disability”, or death, the Option shall remain exercisable pursuant to the terms of the Plan.
     5. Exercise of Option and Method of Payment. The Grantee may exercise his/her Option only upon written notice as provided in the Plan. Payment of the exercise price of the Optioned Shares being purchased is due in full upon such exercise in cash or by check or in any other manner permitted by the Plan with the consent of the Board or by a committee appointed by the Board as permitted under the terms of the Plan (the “Committee”).
     6. Withholding. The exercise of the Option shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company shall have the right to deduct from other wages paid to the Grantee, any federal, state or local taxes required by law to be withheld with respect to the Option. The Company may require the Grantee or other person exercising the Option to pay to the Company the amount of any such taxes that the Company is required to withhold, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due.
     7. Committee Determinations. As a condition of the granting of the Option, the Grantee agrees that the Committee shall have full power and authority to administer and interpret the Plan and this Agreement, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. Further, the Grantee agrees that the Committee’s interpretations of the Plan and this Agreement and all determinations made by the Committee shall be final, binding, and conclusive on all persons having any interest in the Plan or this Agreement. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

     8. Transferability of Option.
     (a) Nontransferability of Option. Except as provided below, only the Grantee may exercise rights under this Option during Grantee’s lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution, or if permitted in any specific case by the Committee pursuant to a domestic relations order. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee (“Successor Grantee”) may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to succeed to the Option (but only to the extent of the number of Optioned Shares exercisable hereunder) under the Grantee’s will or under the applicable laws of descent and distribution.
     (b) Transfer of Option. Notwithstanding the foregoing, a Grantee may transfer the Option to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws; provided that the Grantee receives no consideration for the transfer of the Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.
     9. Term. This Option may not be exercised more than ten (10) years from the date of its grant, and may be exercised during such term only in accordance with the terms of the Plan and this Agreement.
     10. Whole Shares. The Option may be exercised for whole shares of Stock only.
     11. Limitations on Issuance, Transfer or Sale of Shares. The issuance of shares upon exercise of the Option and the subsequent transfer and sale of such shares are limited by the terms of the Plan.
     12. Governing Plan Document. This Option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of this Option, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.
     13. Applicable Laws. The grant of the Option and the issuance of shares of Stock pursuant to this Agreement and the subsequent transfer of such shares are subject to all applicable laws, statutes, rules and regulations and to such approvals by governmental agencies or national securities exchanges as may be required.
     14. Binding Effect. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the Grantee and the Company and their respective heirs, personal representatives, successors and assigns.
     15. Entire Agreement. This Agreement constitutes the entire agreement of the parties. Except as specifically set forth in Schedule A attached hereto, this Agreement supersedes any and all other agreements, both verbal and written, between the parties hereto with respect to options to purchase the Company’s Stock or any other security of the Company.

     Grantee represents and warrants that, except as specifically set forth in Schedule A, Grantee has no other outstanding options to purchase any Company Stock or other security of the Company other than the Options that are described in this Agreement or any similar agreement of even date, and hereby releases Company from any and all claims and liabilities relating thereto.

ORION ENERGY SYSTEMS, LTD.
By:
Its: President

By:
Its: Secretary

     The Grantee acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, and represents that he is familiar with the terms and provisions thereof. The Grantee hereby accepts this Option subject to all the terms and provisions of the Plan.

GRANTEE

SSN:

ADDRESS:

4